2024-6464 1 Central Pacific Financial Corp. Company Stock Trading Policy (Approved by the Board of Directors, October 29, 2024) Introduction. As a company whose stock is publicly traded on the New York Stock Exchange (“NYSE”), Central Pacific Financial Corp. (the “Company”) has certain legal and ethical responsibilities with respect to the market for its stock. In this regard, the Board of Directors of the Company has adopted this Company Stock Trading Policy (this “Policy”) which applies to all Company personnel, which includes all directors, officers and employees of the Company and its subsidiaries, and all others living in the households of such directors, officers and employees (all of whom are collectively referred to in this Policy as “Insiders”). Each director, officer and employee is responsible for ensuring that each member of their household complies with this Policy. This Policy also extends to any other third party which, in the course of its business relationship with the Company, acquires Material Non-Public Information (as defined below) about the Company or any other company. This Policy is designed to ensure that no trading (i.e. buying and selling or otherwise acquiring or disposing of stock (including equity-linked securities) via any means or method, including but not limited to gifting or donating) of Company stock by Insiders occurs while the general public is, or is likely to be, at a significant disadvantage because certain information about the Company has not been made publicly available or, although publicly disclosed, has not had time to be widely disseminated to the investment community. This Policy accomplishes these goals by clarifying periods during which Insiders may buy or sell Company stock and periods during which Insiders may not buy or sell Company stock. This Policy applies to any transactions involving the Company’s securities, to include, without limitation, the buying, selling, acquiring, gifting, disposing and/or exercising of the Company’s common stock, Company common stock options, Company restricted common stock, and warrants and derivative securities relating to the Company’s stock. References in this Policy to the Company’s stock and/or to trading in the Company’s stock include any of the aforesaid transactions involving any of the Company’s securities. Prohibition Against Trading Company Stock Based on Material Non-Public Information. An Insider may not trade (including gifting or donating) any Company stock at any time during which the Insider is in possession of any Material Non-Public Information relating to the Company which has not yet been made available to the public for at least two (2) “full NYSE trading days” (being days upon which the New York Stock Exchange is open for trading/business). “Material Non-Public Information” means any information, positive or negative, for which there is a substantial likelihood that a reasonable investor would consider such information important in making his/her/its investment decisions (such as whether to buy, hold or sell a company’s stock), or information that likely would affect the price of a company’s stock. Examples of information that could be “Material” include information concerning a potential business acquisition/sale/merger/consolidation, financial information about revenues, earnings or other aspects of the Company’s performance, major business developments or transactions, significant litigation or government investigations, declaration of a stock split or distribution, and changes in top management. This list is merely illustrative, however, and a variety of other types of information may be Material depending upon the situation and circumstances. An Insider is prohibited from trading in the Company’s stock, directly and indirectly, while in possession of Material Non-Public Information. Once Material information is publicly announced and is made available to the securities marketplace, trading can occur after a lapse of two (2) full NYSE trading days (the two days is to provide the investment/securities market sufficient time to receive and evaluate the information). For example, if a public announcement is made on a Tuesday of a week during which each day is a NYSE trading day, an employee may trade in the Company’s stock starting on Friday of that same Exhibit 19.1

2024-6464 2 week. The public announcement is typically made in the form of a filing with the U.S. Securities and Exchange Commission (“SEC”), on SEC Form 8-K, Form 10-Q, or Form 10-K, or in the form of a press release or news release to a national business news wire service. The above prohibition against trading on Material Non-Public Information generally reflects the requirements of federal and state securities laws. A breach of this Policy will be considered as grounds for dismissal and may also very likely constitute a serious legal violation. Prohibition on Trading Company Stock During “Blackout” Periods Related to the Company’s Announcement of Financial Results. The Company’s and Central Pacific Bank’s directors and executive officers, and other designated officers, employees and others who have access to or knowledge of Material Non-Public Information or such other sensitive information as determined by the Company, are subject to additional blackout periods and may not trade in stock of the Company during the following periods: beginning fifteen (15) days prior to the end of the most recently ended fiscal (i.e. calendar) quarter or year, and ending after the second full NYSE trading day after the release of earnings for the most recently ended fiscal (i.e. calendar) quarter or year. Based on the foregoing, there are four “blackout” periods during the Company’s fiscal year (which is based on a calendar year). The commencement dates for the four “blackout” periods are: March 16, June 15, September 15, and December 16. The ending dates for each of these four blackout periods would respectively be after the end of the second full NYSE trading day after the release of earnings for each calendar/fiscal quarter. The Company generally releases its earnings for a calendar/fiscal quarter in the later part of the month following the quarter. Prohibition on Trading Company Stock During Other Periods. Although the Company encourages Insiders to own Company stock, all personnel must recognize that trading in the Company’s stock may be prohibited at a particular time and/or for a particular period of time because of the existence and/or the Insider’s knowledge of Material Non-Public Information or under other special circumstances in which the Company determines it is necessary to avoid even the appearance of improper trading. In addition, any Insider purchasing the Company’s stock must consider the risk that a sale of their Company stock could be prohibited at a time they might desire to sell such stock. The next opportunity to sell might not occur until after an extended period, during which time the market price of the stock might decline. The Company will notify those applicable Insiders when and if such a “blackout” period (period in which trading in Company stock is prohibited) is imposed. Prohibition on Trading Another Company’s Stock if Based on Material Non-Public Information Known About That Other Company. Insiders are prohibited from trading in the securities of any other company at a time when they are in possession of Material Non-Public Information about such company. In the course of your employment, you may become aware of Material Non-Public Information about other companies, including other companies with which the Company or its subsidiaries has business dealings. Prohibition on “Tipping”. Directors, officers and employees of the Company and its subsidiaries may not discuss with family members, friends or any others Material Non-Public Information or any other confidential, proprietary, private or non-public information concerning the Company or any party with whom the Company or any of its subsidiaries have a business relationship, unless such third parties have a legitimate need to know for Company purposes and such person has confirmed with the Company’s Legal Department that disclosure of such Material Non-Public Information is permissible. Improper disclosure of Material Non-Public Information to another person who then trades in the stock of the Company or any other company with which the Company has dealings (so-called “tipping”) is a serious legal offense. If you improperly disclose information about the Company, or information about any other company which you acquire in connection

2024-6464 3 with your relationship or employment with the Company, you may be held legally responsible for the trading of the person receiving the information from you (your “tippee”) and also for the trading of any other persons who receive the information directly or indirectly from your tippee. In such cases, you may be subject to substantial civil and criminal penalties, and disciplinary action up to and including dismissal. Prohibition on Put and Call Options, and other Hedging Instruments. Insiders may not trade in put or call options, or other financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company stock. Prohibition on Short Selling. Insiders may not short sell the Company’s stock. Limitations on Pledging. Insiders may not pledge the Company’s stock as collateral for a loan without the prior written consent of the Company’s Legal Department. This includes the use of a traditional margin account with a broker- dealer and blanket liens where transfers of Company stock would require lender consent. Special Rules for Section 16 Insiders (Directors and Designated Section 16 Officers). These special rules apply to all directors of the Company and of Central Pacific Bank, and to all designated SEC Section 16 officers of the Company and Central Pacific Bank, and also including immediate family members living in the same household with such director and officer (immediate family including a director’s/officer’s spouse and a director’s/officer’s and their spouse’s children, parents, grandparents, grandchildren, siblings, including those by adoption, and further including if a director/officer is a general partner in a general or limited partnership (all of whom are collectively referred to herein as “Section 16 Insiders”). Preclearance of all trades required. All trades in Company stock by Section 16 Insiders (including any gifts or donations) must be pre-cleared by the Company’s Legal Department. Short Swing Trades Prohibited. A “Short Swing Trade” is any sale and purchase, or purchase and sale, by any Section 16 Insider of Company stock within a six (6) month period. Any purchase and sale (or sale and purchase) within the relevant time frame will be matched for purposes of this rule, regardless of whether the seller might otherwise view the purchase and sale as being of different shares. For example, suppose 100 shares of Company stock were purchased on May 1, 20XX; any sale (even if only 100 shares or less) before November 1, 20XX would be a Short Swing Trade. Any profits made on Short Swing Trades must be disgorged to the Company. Certain trades are exempt from this prohibition. These exemptions can be complex so please consult the Company’s Legal Department for guidance. Trades Prohibited During Pension Fund Blackouts. Section 16 Insiders are prohibited from purchasing and selling Company stock during a pension fund blackout period in which pension fund plan participants are prohibited from engaging in transactions/trades in Company stock. This applies to any Company stock acquired by the Section 16 Insider in connection with her/his service or employment as a Section 16 Insider of the Company. A pension fund blackout period is generally any period of more than three (3) consecutive business days during which the ability of at least 50% of the participants or beneficiaries in an individual account plan (such as, for example, 401(k) plans and profit sharing plans) maintained by the Company is temporarily suspended. SEC Reporting Requirements. Section 16 Insiders are required to report their beneficial ownership in Company stock on SEC Form 3 within ten (10) calendar days after becoming a director or Section 16 officer (having “beneficial ownership” means that you directly or indirectly have or share a direct or indirect pecuniary interest in a security/stock). Thereafter, Section 16 Insiders are required to report

2024-6464 4 changes in their beneficial ownership in Company stock, including purchases and sales of Company stock, on SEC Form 4 by no later than the second business day following the trade/transaction. And, in addition, a Section 16 Insider who does not report a transaction which results in a change in beneficial ownership in Company stock previously on an SEC Form 4 during the fiscal year, must report that transaction on SEC Form 5 by no later than forty-five (45) days after the close of the Company’s fiscal year (i.e. SEC Form 5 must be filed by no later than February 14 as the Company’s fiscal year is a calendar year). The Company may assist Section 16 Insiders in reporting their Company stock transactions and in filing these SEC Forms. However, each Section 16 Insider should understand that under the law, the reporting responsibility is that of the Section 16 Insider, and that for the Company to assist the Section 16 Insider with its reporting responsibility, the Section 16 Insider must provide the Company with adequate advance notice of their intended transaction in Company stock. Late filings are required to be reported in the Company’s proxy statement and could result in other adverse consequences to the individual and the Company. Pre-Existing Trading Plans. Insiders may have trades made on his/her/its behalf in the Company’s stock during a blackout period or when the Insider is in possession of Material Non-Public Information if the Insider enters into a plan, contract or instruction at a time that is not during a blackout period, while the Insider is not in possession of Material Non-Public Information, and subject to the Insider complying with other requirements relating to such plan, including the regulatory “cooling off” period between when the trading plan is adopted and when trading under the plan commences. With respect to Section 16 Insiders, the applicable cooling-off period is the later of (i) ninety (90) days after the adoption or modification of the trading plan; or (ii) two (2) business days following the filing of the Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted or modified; provided such required cooling-off period will not exceed one hundred twenty (120) days following adoption or modification of the plan. With respect to all other Insiders, the applicable cooling-off period is thirty (30) days after the adoption or modification of the trading plan. In accordance with the restrictions set forth in this Policy, trades in Company stock may be made pursuant to such trading plan despite the fact that the Insider may be in possession of Material Non-Public Information, or the Company is in a blackout period, at the actual time of the trade. Generally, a trading plan must specify the amount of stock to buy or sell, the price at which to buy or sell, as well as specific time periods for the trades. You must notify the Company’s Legal Department at least five (5) business days prior to entering into, amending, or terminating a trading plan for the Company’s stock (whether or not such plan is intended to meet the safe-harbor requirements of Rule 10b5-1 of the Exchange Act. An Insider may not have more than one trading plan for the Company’s stock in place at any time, unless the plans cover time periods which do not overlap. The Company considers the adherence to the securities laws to be of utmost importance, and an Insider’s reliance on a trading plan will not necessarily relieve the insider of liability. Exercising of Company Stock Options. Under certain circumstances and situations the exercising of Company stock options may be legally permissible, notwithstanding the restrictions set forth in this Policy. This Policy is not intended to prohibit the exercising of Company stock options when otherwise permitted by law. Due to the legal complexities and to avoid any inadvertent violation of law, if you desire to exercise any Company stock options during a blackout or other prohibited trading period under this Policy, you must pre-clear the exercise of any such options with the Company’s Legal Department. Grants by the Company Grants by the Company of Company Stock and other equity in the Company, to employees, officers and directors of the Company and its subsidiaries shall be made in accordance with the Company’s Equity Grant Guidelines.

2024-6464 5 Confidentiality. Directors, officers and employees of the Company and its subsidiaries may not discuss internal Company matters or developments with anyone outside of the Company, except as required in the performance of their regular corporate duties. This prohibition applies specifically (but not exclusively) to inquiries about the Company which may be made by the financial press, investment analysts or others in the financial community. It is important that all such communications on behalf of the Company be made only through an appropriately designated officer under carefully controlled circumstances, and pursuant to the Company’s Corporate Communications Policy. Consequences of Violation are Severe. The Company considers strict compliance with this Policy to be a matter of vital importance. Violation of this Policy or the securities laws could severely and adversely affect the Company’s and your reputation as well as expose both the Company and you to considerable legal liability and regulatory sanction, to include severe criminal penalties (including imprisonment), substantial civil liability, and disgorgement of profits. Accordingly, any violations of this Policy may result in disciplinary action up to and including removal and/or dismissal. Who to Contact if You Have Any Questions About This Policy. If you have any questions about this Policy or about your responsibilities under this Policy, seek clarification and guidance from the Company’s Legal Department. Do not try to resolve uncertainties on your own. This Policy is intended to cover in a general way, the securities law requirements that would be most applicable to you. This Policy does not cover all of the securities laws, which are very complex. Accordingly, if you are unsure about anything set forth in this Policy or about any transaction in Company stock, you are encouraged to contact the Company’s Legal Department for clarification, confirmation or other guidance. Policy Exceptions. Exceptions to this Policy may be granted by the Company’s Legal Department in writing, provided such exceptions are allowed by law and are otherwise justifiable under the circumstances. END